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                                                                    EXHIBIT 99.1


[ENSTAR LOGO]                                                  NEWS RELEASE


Date              November 29, 2001          Contact           Nimrod T. Frazer

For Release       Immediately                Telephone         (334) 834-5483

                        THE ENSTAR GROUP, INC. ANNOUNCES
                           COMPLETION OF JOINT VENTURE


         Montgomery, Alabama - November 29, 2001... The Enstar Group, Inc. ("Enstar") (ESGR:OTC) today announced the completion of the transaction previously announced on October 1, 2001. Enstar and its partners, Trident II, L.P. ("Trident") and the shareholders and senior management of Castlewood Limited ("Castlewood"), have formed a new venture, Castlewood Holdings Limited ("Castlewood Holdings"), to pursue the management and acquisition of reinsurance companies, including companies in run-off. The owners of Castlewood (the "Castlewood Principals") contributed at closing all the shares of Castlewood to Castlewood Holdings and received in exchange a one-third economic interest in the newly incorporated Castlewood Holdings, plus notes and cash totaling $4.275 million. As part of the transaction, Enstar and Trident made capital commitments of $39.5 million each, totaling $79 million, in exchange for their one-third economic interests in Castlewood Holdings. Enstar received 50% of the voting stock of Castlewood Holdings and the Castlewood Principals and Trident each received 25% of the new company's voting stock.

         Also, as previously announced, Enstar's shares in Revir Limited, a newly formed Bermuda holding company, were transferred at cost to Castlewood. Revir then completed the acquisition announced in June 2001 of two reinsurance companies, River Thames Insurance Company Limited, based in London, England, and Overseas Reinsurance Corporation Limited, based in Bermuda.


                                      * * *

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the intent, belief or current expectations of Enstar and its management team Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release include adverse changes in the companies' financial results and conditions, changes in general economic and business conditions and other factors set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2000, which are hereby incorporated herein by reference.


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